UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2013

VISANT CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	333-120386	90-0207604
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

357 Main Street Armonk, New York	10504
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 595-8200

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On July 1, 2013, Visant Corporation announced that its Arcade Marketing (“Arcade”) subsidiary has consummated the acquisition of SAS Carestia (“Carestia”). Headquartered in Grasse, France (known as the world’s fragrance capital), Carestia, founded in 1883, is regarded as a leading producer of blotter cards to support perfume marketers in France and globally. Blotter cards are made for sampling fragrance, crafted to allow for an accurate representation and experience of the full range of the fragrance being trialed. In addition, Carestia supports the marketing and sale of fragrance through the production of other perfumed marketing solutions for the trial of fragrance as well as decorated packaging solutions. The acquisition was completed through Arcade’s European subsidiary, Arcade Europe SAS, headquartered in Paris, France.

With an over 100-year history, Arcade is a pre-eminent global developer and producer of multi-sensory and interactive sampling systems and packaging for the fine fragrance, cosmetics and personal care market segments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISANT CORPORATION

Date: July 1, 2013	/s/ Marie D. Hlavaty
Marie D. Hlavaty
Senior Vice President, Chief Legal Officer